Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and	Executive Director, Investor Relations and
	Chief Financial Officer	Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS TO PRESENT AT

ROTH CAPITAL PARTNERS CONFERENCE

RALEIGH, NC, September 7, 2004 - Salix Pharmaceuticals, Ltd. (Nasdaq:SLXP) today announced that the Company will present at the Roth Capital Partners New York Conference in New York, NY on Monday, September 13 at 1:30 p.m. ET.

Interested parties can access a live audio web cast of the presentation at http://www.salix.com. A replay of the presentation will be available beginning at 3:30 p.m. ET, Monday, September 13 and will be available through Sunday, September 19.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s 100-member gastroenterology specialty sales and marketing team. Salix markets COLAZAL®, XIFAXAN™, AZASAN®, ANUSOL-HC® and PROCTOCORT®. A granulated mesalamine product also is under development. Salix trades on the Nasdaq National Market under the ticker symbol “SLXP”.

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.